Exhibit 10.13

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 18, 2013, is entered into by and among CARDTRONICS, INC., a Delaware corporation (the “Borrower”), each of the Guarantors party hereto (the “Guarantors”), each of the Lenders party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (the “Agent”).

PRELIMINARY STATEMENT

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent entered into that certain Credit Agreement dated as of July 15, 2010 (as hereby amended and as from time to time further amended, modified, supplemented, restated or amended and restated, the “Credit Agreement”), pursuant to which the Lenders agreed to make available to the Borrower a revolving credit facility; and

WHEREAS, the Borrower has now asked the Agent and the Lenders to amend certain provisions of the Credit Agreement; and

WHEREAS, the Agent and Lenders are willing to do so subject to the terms and conditions set forth herein, provided that the Borrower and Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and the Loan Documents;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Amendments to Section 1.01.

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in alphabetical order:

“Call Spread Counterparties” means one or more financial institutions selected by the Borrower.

“Permitted Bond Hedge Transaction(s)” means one or more bond hedge or capped call options purchased by the Borrower from the Call Spread Counterparties to hedge the Borrower’s payment and/or delivery obligations due upon conversion of any convertible or equity-linked debt securities issued by the Borrower pursuant the exception set forth in Section 6.01(n) of this Agreement.

“Permitted Warrant Transaction(s)” means one or more net share or cash settled warrants sold by the Borrower to the Call Spread Counterparties, concurrently with the purchase by the Borrower of the Permitted Bond Hedge Transactions, to offset the cost to the Borrower of the Permitted Bond Hedge Transactions.

(b) The definition of “Permitted Investments” in Section 1.01 of the Credit Agreement is hereby amended to delete the “and” following clause (d) thereof, replace the “.” following clause (e) thereof with “; and” and add the following new clause (f) to the end of said definition:

“(f) any Permitted Bond Hedge Transaction(s).”

3. Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended to restate clause (n) thereof in its entirety as follows:

“(n) other unsecured convertible or equity-linked Indebtedness or senior unsecured Indebtedness in an aggregate principal amount not to exceed $300,000,000, so long as such Indebtedness (i) does not have a maturity date shorter than six (6) months following the Termination Date and (ii) has covenants, taken as a whole, that are no more restrictive than the terms of the Loan Documents in any material respects; and”

4. Amendment to Section 6.06. Section 6.06 of the Credit Agreement is amended and restated in its entirety as follows:

“None of the Obligors nor any Restricted Subsidiary will enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or manage the interest rate exposure associated with vault cash procurement, any debt securities, debt facilities or leases (existed or forecasted) of the Borrower or any Restricted Subsidiary, (b) any Permitted Bond Hedge Transaction(s), (c) any Permitted Warrant Transaction(s), (d) Swap Agreements for foreign exchange or currency exchange management or (e) Swap Agreements to hedge or manage any exposure that the Borrower or any Restricted Subsidiary may have to counterparties under other Swap Agreements such that, in each case, such Swap Agreements are entered into in the ordinary course of business and the combination of such Swap Agreements, taken as a whole, is for risk management purposes and not speculative.”

5. Amendment to Section 6.07. Section 6.07 of the Credit Agreement is hereby amended to delete the “and” at the end of clause (d) thereof, replace the “.” following clause (e) thereof with “; and” and add the following new clauses (f), (g), (h) and (i) to the end of said definition:

“(f) the payment by the Borrower of the purchase price for any Permitted Bond Hedge Transaction(s);

(g) the receipt of cash and/shares of common stock of the Borrower upon exercise and settlement or termination of any Permitted Bond Hedge Transaction(s);

(h) the payment and/or delivery of cash or common stock of the Borrower, as the case may be, by the Borrower upon exercise and settlement, termination or redemption of any Permitted Warrant Transaction(s);

(i) the payment and/or delivery of cash or common stock of the Borrower, as the case may be, by the Borrower in satisfaction of the Borrower’s obligations in respect of any convertible or equity-linked debt securities issued by the Borrower pursuant the exception set forth in Section 6.01(n) of this Agreement whether upon conversion of such securities, upon a fundamental change (or similar event, however so defined by the terms of such securities), upon repurchase of such securities, at maturity of such securities or otherwise; and

(j) the repurchase of capital stock of the Borrower so long as (i) such repurchase takes place concurrently with the issuance of convertible or equity-linked debt securities issued by the Borrower pursuant to the exception set forth in Section 6.01(n) of this Agreement and (ii) the aggregate amount of such repurchase does not exceed $30,000,000.”

6. Amendment to Section 6.08. Section 6.08 of the Credit Agreement is hereby amended to add the following sentence to the end of said section:

“For the avoidance of doubt, neither of the payment of cash nor the delivery of common stock by the Borrower upon conversion of any convertible or equity-linked debt securities issued by the Borrower pursuant the exception set forth in Section 6.01(n) of this Agreement shall be prohibited by this Section 6.08.”

7. Amendment to Section 7.01. Section 7.01 of the Credit Agreement is hereby amended to restate clause (g) thereof in its entirety as follows:

“(g) any event or condition occurs (i) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (w) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (x) the occurrence of a fundamental change (or similar event, however so defined) as such term is defined in respect of any convertible or equity-linked debt securities issued by the Borrower pursuant the exception set forth in Section 6.01(n) of this Agreement or the exercise of any put right in connection with such fundamental change by holders of such convertible or equity-linked debt securities, (y) the occurrence of any event or condition that permits the conversion, whether into cash, shares of Borrower common stock, or a combination thereof, of any convertible or equity-linked debt securities issued by the Borrower pursuant the exception set forth in Section 6.01(n) of this Agreement and (z) any conversion, whether into cash, shares of Borrower common stock, or a combination thereof, of any convertible or equity-linked debt securities issued by the Borrower pursuant to the exception set forth in Section 6.01(n) of this Agreement by the holders thereof;”

8. Conditions Precedent. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

(a) no Default or Event of Default shall exist;

(b) the Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Guarantors and the Majority Lenders; and

(c) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as the Arrangers, the Lenders and the Agent shall have received all fees required to be paid to it, and all expenses for which invoices have been presented prior to the date hereof (including the reasonable fees and expenses of legal counsel to the Agent for which invoices have been presented at least forty-eight hours prior to the date hereof), but without prejudice to the later payment of accrued fees and expenses not so invoiced.

9. Ratification. Each of the Borrower and Guarantors hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor are the Borrower nor Guarantors released from any covenant, warranty or obligation created by or contained herein or therein.

10. Representations and Warranties. Each of the Borrower and Guarantors hereby represents and warrants to the Lenders and the Administrative Agent that (a) this Amendment has been duly executed and delivered on behalf of each of the Borrower and Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against each of the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects as of such specific date, (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by each of the Borrower and Guarantors.

11. Release and Indemnity.

(a) The Borrower hereby releases and forever discharges the Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or its representatives and the Agent, and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower including any such claims caused by the actions or negligence of the indemnified party (other than its gross negligence or willful misconduct).

(b) The Borrower hereby ratifies the indemnification provisions contained in the Loan Documents, including, without limitation, Section 10.03 of the Credit Agreement, and agrees that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

12. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or electronic form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

13. Governing Law. This Amendment shall be construed in accordance with and governed by the Law of the State of Texas without regard to any choice-of-law provisions that would require the application of the law of another jurisdiction.

14. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

CARDTRONICS, INC., a Delaware corporation

By:	/s/ Todd Ruden
Todd Ruden
Senior Vice President – Planning & Treasurer

GUARANTORS:

CARDTRONICS USA, INC., a Delaware corporation

By:	/s/ Todd Ruden
Todd Ruden
Treasurer

CARDTRONICS HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Todd Ruden
Todd Ruden
Treasurer

ATM NATIONAL, LLC, a Delaware limited liability company

By:	/s/ Todd Ruden
Todd Ruden
Treasurer

Signature Page to Fourth Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ John Kushnerick
Name:	John Kushnerick
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Gary L. Mingle
Name:	Gary L. Mingle
Title:	Senior Vice-President

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

WELLS FARGO BANK, N.A.

By:	/s/ Geri Landa
Name:	Geri Landa
Title:	SVP

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

COMPASS BANK

By:	/s/ Adrayll Askew
Name:	Adrayll Askew
Title:	Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Kelly Nash
Name:	Kelly Nash
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

SUNTRUST BANK

By:	/s/ Douglas O’Bryan
Name:	Douglas O’Bryan
Title:	Director

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Matt McCain
Name:	Matt McCain
Title:	Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

CAPITAL ONE, N.A.

By:	/s/ Yasmin Elkhatib
Name:	Yasmin Elkhatib
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement